UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

 Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

TWITTER, INC.

(Name of Registrant as Specified In Its Charter)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Table of contents

●	Updates as of July 2022
●	FAQs previously provided on May 19, 2022

o    What’s happening? (Overview)

o    Process and timeline

o    The Board

o    Leadership

o    Compensation

o    Customers/Advertisers/Business Partners

o    Company culture and benefits

o    Future of Twitter

Updates as of July 2022

What does Mr. Musk’s notice mean? Is the deal now officially off?

●	No. Mr. Musk’s purported termination is invalid and wrongful.
●

As we noted in our press release and commentary from the Chairperson of our Board, the Twitter Board is committed to closing the merger on the $54.20 price and terms agreed upon with Mr. Musk and plans to pursue legal action to specifically enforce the merger agreement.

●

Please understand that the Twitter Board and executive management team are continuing to actively manage the process related to the acquisition. We will share information with you as we can, but this is an evolving situation and we may not have, or be able to share, answers to all of your questions.

What is Mr. Musk’s goal?

●	We are not in a position to speculate about Mr. Musk’s objectives.

Given that we plan to pursue legal action to enforce the merger agreement, how long will it take to resolve that?

●	As with many legal matters, it is difficult to predict the duration of this process.
●

We have a group of internal team members and external advisers who are dedicated to this workstream. It is important to remember that during this process, it is business as usual for all of us at Twitter. That means we should continue the important and meaningful work of driving Twitter forward and continuing to deliver value to our users and customers.

Have we shared bot information with Mr. Musk as requested?

●	We have met our obligations under the merger agreement.

Has Twitter breached the merger agreement?

●

As stated in the letter attached to our 8-K filing from July 11, 2022, “Twitter has breached none of its obligations under the Agreement,” and “As it has done, Twitter will continue to provide information reasonably requested by Mr. Musk under the Agreement and to diligently take all measures required to close the transaction.

Anything more you can share with us about the complaint that we filed on July 12, 2022?

●	The complaint is public and details why Twitter believes that Mr. Musk’s purported termination is invalid and wrongful.
●	Given this is active litigation, we are limited in what we can say beyond our public filings.
●

We have a group of internal team members and external advisers who are dedicated to this workstream. It is important to remember that during this process, it is business as usual for all of us at Twitter. That means we should continue the important and meaningful work of driving Twitter forward and continuing to deliver value to our users and customers.

What is the likelihood of a settlement? What is our desired outcome?

●	The Twitter Board is committed to closing the merger on the $54.20 price and terms agreed upon with Mr. Musk.

Why haven’t we implemented retention packages or similar for Tweeps?

●

Tweeps are the heart of Twitter and will always be essential to our success. On June 20, 2022, we sent Mr. Musk a formal request for consent to two tailored employee retention programs that had been vetted by the board and the compensation committee with the assistance of an outside compensation consultant. Mr. Musk has not provided his consent to implement these programs.

How do we plan to retain talent?

●

Our attrition is slightly higher than best practice for normal macroeconomic times, but remains inline with current industry trends. We will continue to monitor it to ensure that we can quickly identify any areas of concern and help mitigate where possible.

What’s the plan to support the transition of our current projects and work?

●	Until the transaction closes, we’ll be focused on continuing to drive the business forward. We are confident plans for transition will be properly created.

Is there a possibility for layoffs, now or post-close?

●

We’re not looking at company-wide layoffs. However, teams from across the company are reprioritizing and making changes to ensure we are operating responsibly and efficiently in the current operating environment. We may continue to see restructuring and org changes as we continue to align with our revised business needs (as we always have in the past).

What regulatory agencies will need to approve the transaction?

●	As of July 13, 2022, stockholder approval of the Merger Agreement is the only remaining approval or regulatory condition to consummating the closing of the Merger under the Merger Agreement.

Additional Information and Where to Find It

On May 17, 2022, Twitter Inc. (“Twitter”) filed a preliminary proxy statement in connection with its Special Meeting of Stockholders (the “Special Meeting”) related to the pending acquisition of Twitter (the “Transaction”). Prior to the Special Meeting, Twitter will furnish a definitive proxy statement to its stockholders, together with a proxy card. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of Twitter’s stockholders is available in Twitter’s preliminary proxy statement.

Stockholders may obtain, free of charge, Twitter’s proxy statement (in both preliminary and definitive form), any amendments or supplements thereto, and any other relevant documents filed by Twitter with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Special Meeting at the SEC’s website (http://www.sec.gov). Copies of Twitter’s definitive proxy statement, any amendments or supplements thereto, and any other relevant documents filed by Twitter with the SEC in connection with the Special Meeting will also be available, free of charge, at Twitter’s investor relations website (https://investor.twitterinc.com) or by writing to Twitter, Inc., Attention: Investor Relations, 1355 Market Street, Suite 900, San Francisco, California 94103.

Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties, including statements regarding: the Transaction, including the expected timing of the closing of the Transaction; considerations taken into account by Twitter’s Board of Directors in approving the Transaction; and expectations for Twitter following the closing of the Transaction. If any of these risks or uncertainties materialize, or if any of Twitter’s assumptions prove incorrect, Twitter’s actual results could differ materially from the results expressed or implied by these forward-looking statements. Additional risks and uncertainties include those associated with: the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from Twitter’s stockholders for the Transaction or required regulatory approvals to consummate the Transaction are not obtained; potential litigation relating to the Transaction; uncertainties as to the timing of the consummation of the Transaction; the ability of each party to consummate the Transaction; possible disruption related to the Transaction to Twitter’s current plans and operations, including through the loss of customers and employees; and other risks and uncertainties detailed in the periodic reports that Twitter files with the SEC, including Twitter’s Annual Report on Form 10-K filed with the SEC on February 16, 2022, and Quarterly Report on Form 10-Q filed with the SEC on May 2, 2022, which may be obtained on the investor relations section of Twitter’s website (https://investor.twitterinc.com). All forward- looking statements in this communication are based on information available to Twitter as of the date of this communication, and Twitter does not assume any obligation to update the forward- looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.